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                                                                      EXHIBIT 11

                       NATIONAL TRANSACTION NETWORK, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      DECEMBER 31,
                                                                      ------------
                                                                 1993      1994     1995
                                                                 ----      ----     ----
PRIMARY:
Weighted average number of common
and common equivalent shares
   outstanding:
     Common stock                                                2,471     3,249     3,249
     Common equivalent shares resulting
        from options
                                                                 -----   -------    ------
        Total                                                    2,471     3,249     3,249
                                                                 =====   =======    ======
Income (loss) before extraordinary item                             10    (1,236)      (89)
Extraordinary item
                                                                 -----   -------    ------
Net income (loss)                                                   10    (1,236)      (89)
                                                                 =====   =======    ======
Income (loss) per common share:
   Before extraordinary item                                      0.00     (0.38)    (0.03)
   Extraordinary item
                                                                 -----   -------    ------
   Net income (loss)                                              0.00     (0.38)    (0.03)
                                                                 =====   =======    ======

FULLY DILUTED:
Weighted average number of common and
common equivalent shares
   outstanding:
     Common stock                                                2,471     3,249     3,249
     Common equivalent shares resulting
        from options
     Common shares resulting from conversion
        of long term debt to stockholders                          962
                                                                 -----   -------    ------
        Total                                                    3,433     3,249     3,249
                                                                 =====   =======    ======
Income (loss) before extraordinary item                             10    (1,236)      (89)
Interest on convertible debt, net of income
   taxes                                                           175
                                                                 -----   -------    ------
Income (loss) before extraordinary
   item - adjusted                                                 185    (1,236)      (89)
                                                                 =====   =======    ======
Extraordinary item                                                   0         0         0
Additional benefit of net operating loss
   carryforwards
                                                                 -----   -------    ------
Extraordinary item - adjusted                                        0         0         0
                                                                 =====   =======    ======
Net income (loss) - adjusted                                       185    (1,236)      (89)
                                                                 =====   =======    ======
Income (loss) per common share:
   Before extraordinary item                                      0.05    (0.38)     (0.03)
   Extraordinary item
                                                                 -----   -------    ------
   Net income (loss)                                              0.05     (0.38)    (0.03)
                                                                 =====   =======    ======


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